UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 19, 2016

ROPER TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-12273	51-0263969
(Commission File Number)	(IRS Employer Identification No.)

6901 Professional PKWY. East, Suite 200, Sarasota, Florida	34240
(Address of Principal Executive Offices)	(Zip code)

(941) 556-2601

Registrant’s telephone number, including area code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On December 19, 2016, Roper Technologies, Inc. (the “Company”) consummated the issuance and sale of $500,000,000 principal amount of its 2.800% Senior Notes due 2021 (the “2021 Notes”) and $700,000,000 principal amount of its 3.800% Senior Notes due 2026 (the “2026 Notes”, together with the 2021 Notes, the “Notes”) pursuant to an underwriting agreement dated December 8, 2016 between the Company and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein. The Notes have been issued pursuant to an Indenture dated as of August 4, 2008 (the “Indenture”) between the Company and Wells Fargo Bank, National Association, as trustee.

The Notes have been offered pursuant to the Company’s Registration Statement on Form S-3ASR dated November 24, 2015 (Reg. No. 333-208200), including the prospectus contained therein (the “Registration Statement”), and a related preliminary prospectus supplement dated December 8, 2016 and a final prospectus supplement dated December 8, 2016.

The material terms and conditions of the Notes are set forth in the Officer’s Certificate filed herewith as Exhibit 4.1 and incorporated by reference herein and in the Indenture filed as Exhibit 4.2 to the Company Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 7, 2008.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit Number	Description

4.1	Officer’s Certificate setting forth the terms of the Notes (with forms of Notes attached)

5.1	Opinion of Davis Polk & Wardwell LLP

23.1	Consent of Davis Polk & Wardwell LLP (contained in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Roper Technologies, Inc.

Date: December 19, 2016	By:	/s/ John Humphrey
		Name:	John Humphrey
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Officer’s Certificate setting forth the terms of the Notes (with forms of Notes attached)

5.1	Opinion of Davis Polk & Wardwell LLP

23.1	Consent of Davis Polk & Wardwell LLP (contained in Exhibit 5.1)